UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2008

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024, on May 15, 2008 at 1:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2. The ratification of the selection of UHY LLP as the Company’s auditors for the year ended December 31, 2008.

3. Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors

Rosalie Melia
Corporate Secretary

April 22, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND

RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO

POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 1:00 p.m. (local time) on Thursday, May 15, 2008, at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about April 22, 2008. The Annual Report of the Company for the year 2007 has been furnished to stockholders with this Proxy Statement.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of six nominees to serve on the Board; (ii) to consider and vote upon the ratification of the selection of the Company’s auditors; and (iii) to consider and take action upon such other matters as may properly come before the Meeting.

VOTING SECURITIES

The Board has fixed the close of business on April 18, 2008, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 22,996,870 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.

Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of the shares represented at the Meeting is required to ratify the selection of the auditors of the Company. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 2930 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77043, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

The following table lists all persons who are not officers or directors and who beneficially own more than 5% of our outstanding voting securities, to the knowledge of our management, as of April 1, 2008:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (4)
Common Stock	Gilder, Gagnon, Howe & Co. LLC 1775 Broadway 26th Floor New York, NY 10019	3,562,514	(1)	15.5%

Common Stock	Morgan Stanley 1585 Broadway New York, NY 10036	1,630,000	(2)	7.1%

Common Stock	Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	1,283,785	(3)	5.6%

(1)	Based on a Schedule 13G/A filed on February 6, 2008, Gilder, Gagnon, Howe & Co. LLC has sole voting power over 14,800 shares of Common Stock and shared dispositive power over 3,562,514 shares of Common Stock.
(2)	Based on a Schedule 13G filed on April 1, 2008, Morgan Stanley has sole voting and dispositive power over 1,630,000 shares of Common Stock.
(3)	Based on a Schedule 13G filed on February 13, 2008, Neuberger Berman, LLC has sole voting power over 400 shares of Common Stock, shared voting power over 1,089,300 shares of Common Stock and shared dispositive power over 1,283,785 shares of Common Stock.
(4)	Based on an aggregate of 22,996,870 shares of Common Stock issued and outstanding as of April 1, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors. The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

Recommendation; Proxies. The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since
Jerry D. Dumas, Sr.	Mr. Dumas has been Chairman of the Board and Chief Executive Officer of Flotek since September 1998 and has served as President since December 2006. Mr. Dumas retired as Group Division President of Baker Hughes Tool responsible for Global Operations of Hughes Offshore sub sea products and services, and Hughes Drilling Fluids. He served as President of HydroTech International, an engineering, manufacturing and marketing company in the offshore pipeline construction business. Prior to joining Flotek he was Vice President of Corporate and Executive Services in the Merrill Lynch Private Client Group. Mr. Dumas utilizes his prior experience as Group Division President of the New York Stock Exchange listed energy services company Baker Hughes and his Merrill Lynch training to aid corporate executives in managing corporate assets. Mr. Dumas holds a Bachelor degree in Business with a minor in Natural Sciences from Louisiana State University.	72	1998

Gary M. Pittman	Mr. Pittman has spent his career in investment banking and money management primarily in the energy sector. Mr. Pittman was Vice President of The Energy Recovery Fund from 1987 to 1996, an $180 million fund invested in oil and natural gas exploration and service industries in the U.S., Canada and U.K. Mr. Pittman is a Director of Geokinetics Inc., a leading seismic contractor; and Quest Energy Partners, an exploration and production company focused on the Cherokee Basin; and has served as Director of Czar Resources, Ltd., a public Canadian exploration and production company; Sub Sea International, Inc., an offshore robotics and diving company; BioSafe Technologies Inc., a specialized consumer products company; and has owned and operated an oil and gas production and gas gathering company in Montana. In addition, Mr. Pittman has provided investment banking services to corporations in the U.S., Canada, Norway, Scotland and Middle East. Mr. Pittman holds a BA degree in Economics/Business from Wheaton College and an MBA from Georgetown University. He chairs the Executive Compensation Committee and is a member of the Audit Committee.	44	1997

William R. Ziegler	Mr. Ziegler is counsel to the law firm of Satterlee, Stephens, Burke & Burke, LLP, located in New York, New York. Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P. which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999. Mr. Ziegler was formerly a partner of	65	1997

Name	Principal Occupation	Age	Director Since
	Whitman Breed Abbott & Morgan, located in New York, New York from1993 to May1994, and of a predecessor law firm, Whitman & Ransom since 1976. Mr. Ziegler is a director and Vice Chairman of Grey Wolf, Inc. (a land drilling company) and a director and Chairman (non-executive) of Geokinetics, Inc. (a seismic service company). Mr. Ziegler holds a BA degree in Economics from Amherst College, an LLB from the University of Virginia Law School and an MBA from Columbia Graduate School of Business. Mr. Ziegler serves as Chairman of Flotek’s Governance and Nominating Committee and is also a member of the Executive Compensation Committee.

John W. Chisholm	Mr. Chisholm is founder of Wellogix, Inc., which develops software for the oil and gas industry to streamline workflow, improve collaboration, expedite the inter-company exchange of enterprise data and communicate complex engineered services. Previously he co-founded and was President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm serves on the board of directors of NGSG, Inc, an American Stock Exchange company specializing in compression technology for the oil and gas industry. He serves on both the Compensation and Governance Committees of NGSG. Mr. Chisholm has been selected to be on the editorial advisory board of Middle East Technology by Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Ft. Lewis College. Mr. Chisholm is a member of the Executive Compensation Committee.	53	1999

Barry E. Stewart	Mr. Stewart was Treasurer and Chief Financial Officer of LHC Group, a company that supplies home-based healthcare services, from June 2006 to August 2007. Prior to this date, Mr. Stewart was Chief Financial Officer of Rotech Healthcare Inc. (a home healthcare company) from 2004 to 2006, Evolved Digital Systems, Inc. (digital imaging provider to healthcare businesses) from 2001 to 2004, and Vice President of Finance of Community Health Systems, Inc. (operator of acute care hospitals) from 1996 to 2001. Prior to 1996, Mr. Stewart served in various managing director positions with national commercial banks. Mr. Stewart currently serves as the Chair of the Audit Committee and a member of the Governance and Nominating Committee. He is a licensed Certified Public Accountant and has a Master of Business Administration degree from the University of Houston.	53	2001

Richard O. Wilson	Mr.Wilson served as Group Vice President of Brown & Root World Offshore Operations and as a Director of Brown & Root from 1973 to 1979. Mr. Wilson also served as Chairman of Dolphin Drilling A/S (oil and gas drilling company); and of OGC International PLC (offshore construction company) from 1983 to 1997. Mr. Wilson is currently serving as director for Callon Petroleum Company (oil and gas exploration and production company) and is an offshore construction consultant with 52 years of experience. He received a Bachelor of Science degree in Civil Engineering from Rice University. Mr. Wilson currently is a Director of the Houston Museum of Printing History. Mr. Wilson serves as a member of the Audit Committee and the Governance and Nominating Committee.	78	2003

Beneficial Ownership of Directors and Executive Officers. The following table sets forth the beneficial ownership of Common Stock as of April 1, 2008 by each current director (including each nominee), each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Jerry D. Dumas, Sr. (d)	753,669	277,406	1,031,075	4.4%
William R. Ziegler	381,456	171,282	552,738	2.4%
John W. Chisholm (e)	385,629	22,282	407,911	1.8%
Gary M. Pittman	139,112	1,950	141,062	*
Barry E. Stewart	47,624	21,950	69,574	*
Richard O. Wilson	10,960	105,950	116,910	*
Lisa G. Meier	106,922	68,950	175,872	*

All current directors and executive officers as a group (7 persons)	1,825,372	669,770	2,495,142	10.5%

*	Less than 1%
(a)	Except as otherwise disclosed, the persons named in the table have sole voting and investment power over all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Dumas — 225,978; Mr. Ziegler — 4,960; Mr. Chisholm — 4,960; Mr. Pittman — 4,960; Mr. Stewart — 4,960; Mr. Wilson — 4,930; and Mrs. Meier — 81,674.
(b)	Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of April 1, 2008.
(c)	Based on an aggregate of 22,996,870 shares of Common Stock issued and outstanding as of April 1, 2008. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of Common Stock.
(d)	Includes 48,333 shares of Common Stock owned by Saxton River Corporation, which is controlled by Mr. Dumas.
(e)	Includes 221,470 shares of Common Stock held by Chisholm Energy Partners LLC, and 20,470 Common Shares held by ProTechnics II Inc., of which Mr. Chisholm is a manager.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings. During 2007, the Board held nine meetings of the full Board and 19 meetings of committees. The Nominating and Governance Committee held two meetings, the Executive Compensation Committee held six meetings and the Audit Committee held 11 meetings during 2007. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he served. It is the policy of the Board that directors are encouraged to attend each meeting of stockholders, and all of the directors attended the last Annual Meeting of Stockholders.

Compensation. Through December 31, 2007, the Company paid non-employee directors on a monthly basis an annual retainer of $30,000, an annual retainer of $10,000 to the Audit Committee Chairman, an annual retainer of $9,500 to the Executive Compensation Committee Chairman, an annual retainer of $5,000 to the Nominating and Governance Committee Chairman, an attendance fee of $1,000 for each Board meeting attended, and an attendance fee of $500 for each committee meeting attended.

Directors who are employees of the Company are not paid director fees. The Company reimburses the directors’ out-of-pocket expenses. In addition, under the terms of the 2003, 2005 and 2007 Long Term Incentive Plans, non-employee directors are eligible to receive awards of restricted stock and options to purchase shares of Common Stock. In 2007 awards of restricted stock and stock options were made to non-employee directors.

Non-Management Sessions; Communications. For 2007 the non-management directors met in two executive sessions without management present. Mr. Ziegler chairs the Executive sessions, and in his absence Mr. Pittman will preside. In the absence of Mr. Ziegler and Mr. Pittman, a majority vote of those directors present will determine who will preside over the meeting.

Independence. The Board has determined that each of the directors except for Mr. Dumas is independent as that term is defined by rules of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. Mr. Dumas is not an independent director because he is an officer and employee of the Company.

The following table shows the committees on which each director serves:

Director	Audit	Nominating and Governance	Executive Compensation
William R. Ziegler		X	X
John W. Chisholm			X
Gary M. Pittman	X		X
Barry E. Stewart	X	X
Richard O. Wilson	X	X

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Stewart (Chairman), Pittman and Wilson, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of our consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board has determined that two of the Audit Committee members, Messrs. Stewart and Pittman, are audit committee financial experts. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com).

Executive Compensation Committee. The responsibilities of the Executive Compensation Committee, composed of Messrs. Pittman (Chairman), Chisholm and Ziegler, include:

•	reviewing and determining our executive salary, bonus, equity incentive and overall compensation;

•	reviewing our employee stock incentive plans as well as incentive alternatives;

•	reviewing our perquisite program;

•	conducting annual performance evaluations of senior executives;

•	adopting a succession plan for senior management; and

•	recommending directors’ fees.

The Board has adopted a charter for the Executive Compensation Committee, a copy of which is available on our website (www.flotekind.com).

Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee, composed of Messrs. Ziegler (Chairman), Stewart and Wilson, include:

•	selecting candidates to fill vacancies on the Board;

•	reviewing the structure and composition of the Board;

•	reviewing the responsibilities, organization and membership of all Board committees;

•	considering corporate governance principles and guidelines; and

•	considering qualifications required for Board service and for nominations by the committee and by stockholders.

Director nominees may be identified by the Nominating and Governance Committee through current board members, officers, stockholders or other persons. Any stockholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis. The Board has adopted a charter for the Nominating and Governance Committee, a copy of which is available on our website (www.flotekind.com).

Code of Conduct. The Code of Conduct applies to our directors, executive officers and to all other employees and is available on our website (www.flotekind.com).

Compliance with Section 16(a) of the Securities Exchange Act. Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that Mr. Dumas did not timely file one Form 4 reporting one transaction and Mr. Pittman did not timely file one Form 4 reporting one transaction.

EXECUTIVE OFFICERS

The following table provides certain information with respect to the executive officers of the Company.

Name and Age	Positions	Position Held Since
Jerry D. Dumas, Sr. (72)	Chief Executive Officer, Chairman and Director	1998
	President	2006

Lisa G. Meier (35)	Chief Financial Officer	2004
	Senior Vice President	2007

Biographical information on Mr. Dumas is presented above under Election of Directors - Nominees.

Lisa G. Meier was appointed Chief Financial Officer of Flotek in April 2004, Vice President in January 2005 and Senior Vice President in July 2007. Prior to joining Flotek, Mrs. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies. Mrs. Meier served in various accounting, finance, SEC reporting and risk management positions. Mrs. Meier serves on the board of directors of Northern Oil and Gas, Inc., an American Stock Exchange company specializing in oil and gas exploration and production. She serves as chairman of the audit committee and compensation committee. Mrs. Meier is a Certified Public Accountant. Mrs. Meier is a member of the American Institute of Certified Public Accountants and Financial Executives International. Mrs. Meier holds Bachelor of Business Administration and Masters of Accountancy degrees from the University of Texas.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met 11 times during the year ended December 31, 2007.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2007, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Barry E. Stewart, Chairman

Gary M. Pittman

Richard O. Wilson
March 31, 2008

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an explanation of Flotek’s cash and equity compensation philosophy, and of the policies and practices with respect to our chief executive, financial and technical officers, who are collectively referred to as the named executive officers.

Our compensation philosophy is based on pay-for-performance and contains two primary components – a Performance Pay Plan (“PPP”) that provides annual cash bonuses and an Equity Incentive Plan (“EIP”), some of the grants from EIP have been for retention purposes. PPP provides cash payments annually to executives when certain Company, business segment and for the CEO and CFO, individual goals or objectives determined by the Board or Committee are achieved. The EIP has primarily taken the form of stock options and restricted stock.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;

•	Attract and retain talented and experienced executives that can grow our Company through acquisitions and the successful integration of those acquisitions;

•	Align the interests of our executive officers with those of shareholders to increase shareholder value;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to Flotek’s success;

•	Provide accountability for the executives’ performance to the Board;

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets and objectives; and

•	Encourage executives to meet non-financial goals that the Board believes are necessary for the success of the Company.

Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

Historically, the compensation package offered to our executive officers consisted of:

•	Base salary;

•	Cash bonus incentive compensation under the terms of the Company’s PPP; and

•	Equity compensation generally in the form of stock option or restricted stock grants.

Historically, Mr. Dumas, our President and Chief Executive Officer, and Mrs. Meier, our Chief Financial Officer and Senior Vice President, have participated in deliberations with the Compensation Committee of the Board of the Company, which was comprised of all the outside Directors for most of 2007 (the “Committee”), and sometimes the Board concerning senior executive officer compensation and other employees covered under the Company’s PPP and EIP. In July 2007, the Committee retained a compensation consultant to review the existing compensation packages for Mr. Dumas and Mrs. Meier and recommend a retention package for each of them. In addition, the Committee reviewed the proxy statements of multiple public oil field service companies for comparison.

Allocation of Compensation Among the Principal Components

The Committee reviews compensation structures at industry comparables, historical compensation for the participant, participant’s responsibilities, participant’s performance on both financial metrics and individual goals and objectives provided by the Committee, and the individual circumstances of its senior executives when determining the mix of base salary, cash bonus percentages, and annual or retention equity awards to be paid or awarded to our senior executive officers. Our historical practice has been to award a greater percentage of the compensation on the basis of operational performance.

Base Salary

Chief Executive Officer

Mr. Dumas has been Chairman and CEO since 1998. Due to increasing operational responsibilities stemming from multiple acquisitions, increasing shareholder relations obligations, the growth in market capitalization, and a more competitive employment environment, the Committee increased Mr. Dumas’ annual salary in February 2007 to $360,000 from $335,000 and in July 2007 to $450,000. Historically, Mr. Dumas has expressed no need for an employment contract and did not have an employment agreement in 2007. The Company does not currently have an employment agreement with Mr. Dumas, but Mr. Dumas was granted an equity based retention grant in July 2007 that promotes retention over a five year period.

Chief Financial Officer

Mrs. Meier has been our CFO since April 2004 and Senior Vice President since July 2007. Due to increasing operational responsibilities stemming from multiple acquisitions, increased shareholder relations obligations, a more competitive employment environment, increased compliance responsibilities under the Sarbanes Oxley Act, and to bring Mrs. Meier in line with her peers, the Committee increased Mrs. Meier’s salary from $200,000 to $210,000 in February 2007 and to $250,000 in July 2007. The Company does not have an employment agreement with Mrs. Meier, but Mrs. Meier was granted an equity based retention grant in July 2007 that promotes retention over a five year period.

Annual Bonus Compensation – Flotek’s PPP

In the fourth quarter, the Company produces a budget for the upcoming year which forms the basis for the computation of the annual cash bonuses. The budget is vetted by the Board and formally approved after any requested changes are reflected, including acquisitions made throughout the year. This budget provides the financial targets used in the PPP. For 2007, the primary financial metric was Pre-tax Income as it eliminates the impact of the financing structure employed, the difficulty in forecasting interest rates, and the impact the estimation of taxes could impose on bonuses. The Pre-tax Income in the budget approved by the Board is used as the target Pre-tax Income on which target bonuses are computed.

A target bonus (“TB”) percentage is established for each employee eligible to participate in the PPP. The TB percentage varies depending on the employee’s position and responsibilities. The bonus calculation is based on the individual’s average year to date base salary. In addition to the TB, there is a threshold bonus percentage to lessen the penalty of slightly missing the Pre-tax Income target. Challenge bonus percentage provides an incentive to outperform the budget and lessens the incentive to delay performance to the following year.

Threshold % = 90% of Target Pre-tax Income

Target % = Target Pre-tax Income, the budget approved by the Board and modified during the year for acquisitions

Challenge % = 140% of Target Pre-tax Income

Subject to some modifications, eligible participants at the division level have 75% of their bonus based on divisional performance objectives and 25% based on Flotek’s corporate consolidated results. In order to receive payment for the portion of the bonus tied to corporate results, the division performance target objectives first must be met. Eligible participants at the corporate level receive bonuses based on corporate and divisional financial performance. This approach incentivizes management to focus on all business units. The TB levels for the executives in 2007 were increased to the following remaining in line with the pay for performance philosophy:

Mr. Dumas – 110%

Mrs. Meier – 60%

Flotek has not historically paid any signing or retention bonuses to our executive officers. However, we have in the past paid merit bonuses when the Committee felt an accomplishment or workload merited such a bonus. No merit bonuses were paid in 2007.

Equity Compensation – Flotek’s EIP

The historical practice of the Committee has been to grant restricted stock and/or options to attract, retain, motivate and reward employees and executive officers, and to encourage ownership in Flotek. Through 2007, such grants have consisted of incentive stock options, non-qualified stock options and restricted stock. Generally, the Committee has granted awards of stock options to our executive officers upon their appointment as executive officers or at the end of a fiscal year, or shortly thereafter for the upcoming fiscal year, and the equity grants typically have vested over three or four years. The EIP for 2007 had both a restricted stock and an option component, split almost equally by fair market value. The restricted stock portion of the 2007 EIP grant vests evenly over four years and has a performance condition that required the Company to reach 90% of Pre-Tax Income for the option to vest in that year in addition to the service condition. The option portion of the 2007 EIP grant also vests evenly over four years and only has a service condition.

The 2007 EIP grant to Mr. Dumas made in March 2007 was for 22,222 shares of restricted stock and options to purchase 54,348 shares at $13.81 per share of Common Stock. The 2007 EIP grant to Mrs. Meier made in March 2007 was for 11,038 shares of restricted stock and options to purchase 26,998 shares of Common Stock at $13.81 per share. All share amounts have been adjusted to reflect the stock split in July 2007. The grants to Mr. Dumas and Mrs. Meier vest immediately if there is a change of control; this condition only applies to one other employee of the Company.

On March 28, 2008 an EIP grant was made to Mr. Dumas for 10,556 shares of restricted stock and options to purchase 27,776 shares of Common Stock at $22.75 per share and an EIP grant was made to Mrs. Meier for 6,236 shares of restricted stock and options to purchase 16,404 shares of Common Stock at $22.75 per share. The grants to Mr. Dumas and Mrs. Meier vest immediately if there is a change of control; this condition only applies to one other employee of the Company.

All equity-based awards the Committee awarded have been reflected in our consolidated financial statements based upon the applicable accounting guidance. In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R” or the “Statement”). FAS 123R requires us to recognize in our financial statements the compensation cost relating to share-based payment transactions, including grants of employee stock options. We have to measure the cost based on the fair value of the equity or liability instruments issued. FAS 123R, which replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance, covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. To date, we have only awarded stock options and restricted stock awards under our stock awards plan. Additionally, FAS 123R requires us to measure the cost of employee services received in exchange for stock options based on the fair value of the award on the grant date, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123R permits us to use any option-pricing model that meets the fair value objective in the Statement. We adopted FAS 123R on a prospective basis beginning January 1, 2006, for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. We recognize the fair value of stock-based compensation awards as compensation expenses in our statement of operations on a straight line basis over the vesting period.

Severance and Change of Control Payments

In 2007 the Company did not make any severance or change of control payments to our employees. We currently are not making any severance payments to any of our former executive officers.

Equity Retention Grants

Given the shareholder value created by the management team and the desire to retain that team, the Committee decided to investigate equity based retention packages for Mr. Dumas and Mrs. Meier. The purpose of the equity grant was to incentivize management to remain with Flotek and continue to create shareholder value in the future.

To provide the time necessary to interview compensation consultants and keep management focused on operations, the Committee approved a stop gap retention grant to Mr. Dumas and Mrs. Meier in May 2007. This grant consisted of 13,200 and 4,400 shares of restricted stock and options to purchase 66,600 and 22,200 shares of Common Stock, to Mr. Dumas and Mrs. Meier, respectively. Both the restricted stock and the options vest over a one year period.

The Compensation Committee retained a compensation consulting firm to provide assistance in determining appropriate levels of compensation that reward future performance and recognize past services of these two executives and are at the same time reasonable and balanced to protect the interests of shareholders. The study conducted by the compensation consulting firm included 14 peer companies and Flotek’s historical performance in arriving at its conclusions. The Committee reviewed a suite of recommendations by the compensation consultant and the practices of peers which included a mixture of signing bonuses, employment agreements with evergreen features, severance protection, and restricted stock grants. The Committee chose to make a restricted stock grant that vested evenly over the next five years to address the issue of retention. In July 2007, the Committee awarded 180,000 and 60,000 shares of restricted stock to Mr. Dumas and Mrs. Meier, respectively.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, including Company-paid medical, and accidental death and dismemberment insurance and our 401(k) plan, on the same basis as other employees. Additionally, we currently provide a matching contribution up to 0.75% on a 3.0% employee contribution under our 401(k) plan. We do not offer pension or retirement benefits. Our international employees may have slightly different employee benefit plans than those we offer domestically, typically based on certain legal requirements in that specific country.

Perquisites

We do not have a formal process to review regularly the perquisites received by members of senior management. The perquisites received by each senior executive are determined by past practices. The specific perquisites our named executives are currently receiving or have received in the past include:

•	Reimbursement for all reasonable travel, entertainment and other expenses incurred in connection with the performance of their duties and obligations;

•	A monthly automobile, fuel, and maintenance allowance or Company owned vehicle; and

•	Paid membership for the CEO in a country club of the executive’s choice.

Board Process

On at least an annual basis, the Compensation Committee or our full Board approves all compensation and awards to our CEO, CFO, the managers of our business segments and the Board. With respect to equity compensation awarded to other employees, the Compensation Committee grants awards generally based on the recommendation of the CEO and CFO.

Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gary M. Pittman, Chairman

William R. Ziegler

John W. Chisholm
March 31, 2008

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2007 and 2006 by:

•	each person who served as our chief executive officer in 2007 and 2006;

•	each person who served as our chief financial officer in 2007 and 2006; and

•	our three most highly compensated executive officers, other than our chief executive officer and chief financial officer.

Name and Principal Position(*)	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Stock Options ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerry D. Dumas, Sr. – Chairman of the Board, President and Chief Executive Officer	2007	395,192	230,704	636,250	434,973	58,917	1,756,036
	2006	288,631	120,000	–	–	31,595	440,226

Lisa G. Meier – Sr. Vice President and Chief Financial Officer	2007	222,200	79,194	221,680	154,353	6,153	683,580
	2006	167,278	58,000	–	–	–	225,278

(*)	The Company does not have any executive officers other than the Chief Executive Officer and the Chief Financial Officer.
(1)	Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2007, related to restricted stock awards made pursuant to our 2005 Long Term Incentive Plan. These amounts include awards granted during fiscal 2007 and reflect the proportionate amount of compensation for fiscal 2007 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The restricted stock awards are expensed over a vesting period for each respective grant. The grant date fair value of the restricted stock awards granted to Mr. Dumas and Ms. Meier on March 13, May 17, and July 24, 2007, as determined pursuant to FAS 123R, was $13.81, $22.37 and $29.80 per share, respectively. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a description of the FAS 123R valuation.
(2)	Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2007, related to stock options granted pursuant to our 2005 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2007 and reflect the proportionate amount of compensation for fiscal 2007 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The grant date fair value of the stock option awards granted to Mr. Dumas and Ms. Meier on March 13 and May 17, 2007, as determined pursuant to FAS 123R, was $6.01 and $7.79 per share, respectively. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a description of the FAS 123R valuation.
(3)	The amount disclosed in this column for 2007 relates to expenses of $22,608 for a Company provided vehicle, $16,088 for the fourth annual payment of five for a golf club membership and $20,221 for a year of dues and fees to the golf club for Mr. Dumas. The entire amount disclosed in this column for Ms. Meier relates to expenses of a Company provided vehicle.

Equity-Related Compensation

The following table discloses the number of restricted stock awards and stock options granted during the fiscal year ended December 31, 2007, to each Named Executive Officer, including the grant date fair value of these awards.

Grants of Plan Based Awards

Name	Grant Date	Estimated future payouts under equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(3)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(4)
		Threshold (#)	Target (#)	Maximum (#)
Jerry D. Dumas, Sr.	3/13/07	–	–	–	–	54,348	13.81	305,250
	3/13/07	–	–	22,222	–	–	–	291,436
	5/17/07	–	–	–	–	66,600	22.37	513,397
	5/17/07	–	–	–	13,200	–	–	280,520
	7/24/07	–	–	–	180,000	–	–	5,095,800

Lisa G. Meier	3/13/07	–	–	–	–	26,998	13.81	151,632
	3/13/07	–	–	11,038	–	–	–	144,761
	5/17/07	–	–	–	–	22,200	22.37	163,661
	5/17/07	–	–	–	4,400	–	–	93,507
	7/24/07	–	–	–	60,000	–	–	1,698,600

(1)	The target column represents the number of performance shares granted to the named executive officers under the 2005 Long-Term Incentive Plan on March 13, 2007. One-fourth of the shares will vest on each anniversary of the grant date if the Company has met the performance measure of 90% of planned fully burdened operating income for the previous year end.
(2)	This column reports the number of shares of restricted stock granted under the 2005 Long-Term Incentive Plan to each of the named executive officers on May 17, 2007 and July 24, 2007. The May 17, 2007 restricted stock grants will vest 100% on May 17, 2008, assuming the named executive officer is still actively employed by the Company on that date. The July 24, 2007 restricted stock grants vest 1/5 on each anniversary of the grant date over a five-year period, assuming the named executive officer is still actively employed by the Company on each vesting date.
(3)	This column reports the number of shares purchasable upon exercise of stock options granted under the 2005 Long-Term Incentive Plan to each of the named executive officers on March 13, 2007 and May 17, 2007. The March 13, 2007 stock options vest 1/4 on each anniversary of the grant date over a four-year period, assuming the named executive officer is still actively employed by the Company on each vesting date. The May 17, 2007 stock option grants will vest 100% on May 17, 2008, assuming the named executive officer is still actively employed by the Company on that date.
(4)	This column reports the grant date fair value of each equity award granted in 2007 computed in accordance with FAS 123R.

The following table provides information relating to outstanding equity-based awards held by Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Name	Option awards							Stock awards
	Number of securities underlying unexercised options exercisable (#)(1)		Number of securities underlying unexercised options unexercisable (#)		Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Jerry D. Dumas, Sr.	216,000	(6)	–		–	0.30	5/21/13	–	–	–	–
	171,690	(7)	–		–	0.85	9/20/14	–	–	–	–
	66,940	(8)	–		–	2.13	12/9/14	–	–	–	–
	–		54,348	(9)	–	13.81	3/12/13	–	–	–	–
	–		66,600	(10)	–	22.37	5/17/13	–	–	–	–
	–		–		–	–	–	–	–	22,222	800,881
	–		–		–	–	–	13,200	475,728	–	–
	–		–		–	–	–	180,000	6,487,200	–	–

Lisa G. Meier	25,000	(8)	–		–	2.13	12/9/14	–	–	–	–
	15,000	(11)	–		–	9.40	12/21/15	–	–	–	–
	–		26,998	(9)	–	13.81	3/12/13	–	–	–	–
	–		22,200	(10)	–	22.37	5/17/13	–	–	–	–
	–		–		–	–	–	–	–	11,038	397,810
	–		–		–	–	–	4,400	158,576	–	–
	–		–		–	–	–	60,000	2,162,400	–	–

(1)	On December 22, 2005, the Compensation Committee, on behalf of the Board, approved the acceleration of the vesting of all previously unvested stock options granted under the 2003 and 2005 Long Term Incentive Plans.
(2)	The numbers in this column reflect the total number of unvested shares of restricted stock granted on May 17, 2007 and July 24, 2007. The May 17, 2007 grants of 13,200 and 4,400, for Mr. Dumas and Mrs. Meier, respectively, vest 100% on the first anniversary of the date of the grant. The July 24, 2007 grants of 180,000 and 60,000, for Mr. Dumas and Mrs. Meier, respectively, vest 1/5 on each anniversary date of the grant.
(3)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of Flotek’s Common Stock on December 31, 2007 ($36.04 per share).
(4)	The numbers in this column reflect the total number of unvested performance shares, at target level of performance, granted on March 13, 2007. The payout, if any, will occur 1/4 on each anniversary of the date of the grant.
(5)	The dollar value of the unvested performance shares of restricted stock reported in the preceding column valued at the closing price of Flotek’s Common Stock on December 31, 2007 ($36.04 per share).
(6)	These stock options vested in three installments: 45% vested immediately upon the May 22, 2003 grant date; 27.5% vested on December 31, 2004; and 27.5% vested on December 22, 2005 (See (1)).
(7)	These stock options vested in four equal annual installments beginning on September 20, 2005. The remaining three installments vested on December 22, 2005 (See (1)).
(8)	These stock options vested in four equal annual installments beginning on December 10, 2005. The remaining three installments vested on December 22, 2005 (See (1)).
(9)	These stock options vest in four equal annual installments beginning on March 13, 2008.
(10)	These stock options will vest 100% on May 17, 2008.
(11)	These stock options were granted and vested immediately on December 22, 2005.

The following table sets forth certain information regarding the value realized upon the exercise of stock options and upon the vesting of restricted stock awards by each of the Named Executive Officers during the fiscal year ended December 31, 2007.

Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jerry D. Dumas, Sr.	230,370	4,970,757	–	–
Lisa G. Meier	15,000	503,475	–	–

We are not a party to any employment agreements with the named executive officers as of December 31, 2007. None of our named executive officers are covered by a defined contribution or other plan that provides for deferral of compensation on a basis that is not tax qualified.

We have not entered into agreements with our named executive officers that require us to make payments upon termination or a change of control of the Company, although certain stock options and restricted stock grants provide for accelerated vesting in such circumstances. The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants and quantifies the value of the stock options or restricted stock grants the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2007 and based on the closing price of Flotek’s Common Stock on that date ($36.04).

Name	Change in Control ($)	Death or Permanent Disability ($)	Termination without Cause ($)	Termination for Good Reason ($)
Jerry D. Dumas, Sr.
Restricted stock	7,288,081	6,487,200	6,487,200	6,487,200
Stock options	2,118,578	–	–	–

Total	9,406,659	6,487,200	6,487,200	6,487,200

Lisa G. Meier
Restricted stock	2,560,210	2,162,400	2,162,400	2,162,400
Stock options	903,640	–	–	–

Total	3,463,850	2,162,400	2,162,400	2,162,400

Director Compensation

The following table details the compensation in 2007 of the non-employee directors. On May 17, 2007 each director was granted 3,200 restricted stock awards and options to purchase 7,800 shares of stock.

Name	Fees ($)(1)	Restricted Stock Awards ($)(2)(3)	Stock Options ($)(4)(5)	All Other Compensation ($)	Total ($)
John W. Chisholm	46,500	9,642	10,059	–	66,201
Gary M. Pittman	58,500	9,642	10,059	–	78,201
Barry E. Stewart	60,000	9,642	10,059	–	79,701
Richard O. Wilson	49,000	9,642	10,059	–	68,701
William R. Ziegler	52,000	9,642	10,059	–	71,701

(1)	The following tables shows the non-employee director’s fees earned or paid in cash in 2007:

	Board Retainer ($)	Committee Chair Retainer ($)	Meeting Fees ($)	Total ($)
John W. Chisholm	30,000	–	16,500	46,500
Gary M. Pittman	30,000	7,500	21,000	58,500
Barry E. Stewart	30,000	10,000	20,000	60,000
Richard O. Wilson	30,000	–	19,000	49,000
William R. Ziegler	30,000	5,000	17,000	52,000

(2)	Represents the amounts recognized for financial reporting purposes in accordance with the FAS 123R for the year ended December 31, 2007, related to restricted stock awards made pursuant to our 2005 Long Term Incentive Plan. These amounts include awards granted during the 2007 fiscal year and reflect the proportionate amount of compensation for the 2007 fiscal year based on the vesting terms of the awards and the fair value of the awards on the date of grant. The awards are expensed over a four-year period. The grant date fair value of the restricted stock awards granted during 2007, as determined pursuant to FAS 123R, was $22.37 per share. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a description of the FAS 123R valuation.
(3)	The following table shows the aggregate number of restricted stock awards outstanding at December 31, 2007 and the grant date fair value of such awards:

	Aggregate Restricted Stock Awards Outstanding (#)	Grant Date Fair Value of Aggregate Restricted Stock Awards ($)
John W. Chisholm	3,200	62,339
Gary M. Pittman	3,200	62,339
Barry E. Stewart	3,200	62,339
Richard O. Wilson	3,200	62,339
William R. Ziegler	3,200	62,339

(4)	Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2007, related to stock options granted pursuant to our 2005 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2007 and reflect the proportionate amount of compensation for fiscal 2007 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The grant date fair value of the option awards granted during 2007, as determined pursuant to FAS 123R, was $9.61 per share. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a description of the FAS 123R valuation.
(5)	The following table shows the aggregate number of stock options outstanding at December 31, 2007 and the grant date fair value of such awards:

	Aggregate Stock Options Outstanding (#)	Grant Date Fair Value of Aggregate Stock Options ($)
John W. Chisholm	7,800	74,958
Gary M. Pittman	7,800	74,958
Barry E. Stewart	7,800	74,958
Richard O. Wilson	7,800	74,958
William R. Ziegler	7,800	74,958

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF UHY LLP

The firm of UHY LLP, independent public accountants (“UHY”), audited our consolidated financial statements for the year ended December 31, 2007, and has advised us that it will have a representative available at the 2008 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

UHY acts as our principal independent registered public accounting firm. Through and as of March 17, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

The Audit Committee has selected UHY as its independent certified public accountants to audit its fiscal year 2008 financial statements. The Board recommends a vote FOR ratification of that selection.

UHY has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2007 and 2006 annual financial statements, the audits of the 2007 and 2006 report on internal control over financial reporting, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, and (iii) services related to tax compliance. There were no other fees billed.

	Audit Fees ($)	Audit -Related Fees ($)	Tax Fees ($)
Fiscal Year 2007	980,856	410,447	326,868
Fiscal Year 2006	1,452,126	–	156,101

The Audit Committee of the Board has adopted policies regarding the pre-approval of auditor services. All additional services must be pre-approved on a case-by-case basis. All of the services provided by UHY during fiscal year 2007 and 2006 were approved by the Audit Committee.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

ANNUAL REPORT

A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended December 31, 2007 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER COMMUNICATIONS

Stockholder proposals for inclusion in the proxy statement for the 2009 Annual Meeting of Stockholders must be received by the Company at is principal executive offices by February 18, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting of Stockholders. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Shareholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services, Inc., a third party call center, at (800) 785-1003 or (2) correspondence, addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from shareholders are sent directly to Board members.

☐                ■

PROXY

FLOTEK INDUSTRIES INC.

2008 ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 2008

TO BE HELD AT THE HOUSTON RACQUET CLUB

10709 MEMORIAL DR. HOUSTON, TEXAS

ON FRIDAY, MAY 15, 2008 AT 1:00 P.M.

THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES INC. (the “Company”) HEREBY APPOINTS Jerry D. Dumas, Sr., a director of the Company, or failing this person, William R. Ziegler, a director of the Company, or in the place of the foregoing,                                 , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 15, 2008 and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

May 15, 2008

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  ê

■    20630000000000000000    6                                                                              051508

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL 1: To elect six directors to serve until the next annual meeting of stockholders of Flotek Industries, Inc. or until their successors are duly elected and qualified, or until their earlier resignation or removal.

			PROPOSAL 2:	To ratify the selection of UHY LLP as the Company’s auditors for the year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m J. W. Chisholm m J. D. Dumas, Sr. m G. M. Pittman m B. E. Stewart m R. O. Wilson m W. R. Ziegler

*Note*    Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■